EXHIBIT 10.2

AMENDMENT NO. 1 TO EXECUTIVE SERVICE AGREEMENT

This AMENDMENT NO. 1 to EXECUTIVE SERVICE AGREEMENT (“Amendment”) dated June 30, 2014 is an amendment to that certain Executive Service Agreement ("Executive Agreement") dated October 16, 2013, by and between BioCorRx, Inc., formerly known as Fresh Start Private Management, Inc, a Nevada corporation (the “Company”), and the undersigned individual, Brady Granier (the “Executive”).

WHEREAS, on October 16, 2103 the Executive and the Company entered into the Executive Agreement (the “Original Agreement”); and

WHEREAS, the Executive and the Company have agreed to enter into this Amendment to amend the Original Agreement.

NOW, THEREFORE, the Executive and the Company agree as follows:

1. Insertion of Section 5.4. The following section is inserted immediately following Section 5.3 of the Original Agreement:

“5.4  Notwithstanding the termination of this Agreement pursuant to Section 5.1, a notice of non-renewal pursuant to Section 6.1, or any other provision in Exhibit A, following the termination of this Agreement and until the fifteenth anniversary of the Termination Date, the Executive shall receive three percent (3%) of the Company’s gross margin of sales of then-current healthcare products, devices and/or modifications thereto thereafter.”

2. Affirmation of Remaining Terms and Conditions. The Company and the Executive affirm that all of the other terms and conditions of the Original Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

COMPANY:

BIOCORRX, INC.

By:	/s/ Neil Muller
Name:	Neil Muller
Title:	President

EXECUTIVE:

By:	/s/ Brady Granier
Name:	Brady Granier